Exhibit 99.1

Aditxt, Inc. Signs Letter of Intent for Exclusive Rights to Negotiate the Acquisition of a Biopharmaceutical Company Commercializing and Distributing Antiviral Oral Therapy for COVID-19

Target Acquisition Has Operational and Sales Footprint in Europe,Asia, and the Middle East

Aditxt, Inc. (Nasdaq: ADTX), a biotech innovation company with a mission to improve the health of the immune system, today announced that it has signed a letter of intent (“the LOI”) to acquire a biopharmaceutical company, the “Target Company”, commercializing COVID-19 antiviral oral therapy. The Target Company is currently selling its products under emergency and compassionate use, standard of care, and full approval in multiple countries internationally outside of the U.S. and Canada.

The acquisition is subject to the satisfaction of numerous conditions, including satisfactory due diligence, the negotiation and execution of definitive agreements and other closing conditions, including board and shareholder approval and approval by Nasdaq of the listing of shares proposed to be issued in the transaction. The parties have agreed to an exclusivity period until September 30, 2021, with a view to settling the definitive agreement. However, there can be no assurance that a definitive agreement will be entered into or that the proposed acquisition will be completed as proposed or at all.

Key terms of the proposed transaction as stated in the LOI include: the completion of a proposed $6.5M secured loan from Aditxt to the Target Company by August 31, 2021, as well as Aditxt issuing such number of shares of common stock that yields 50% of the number of Aditxt’s outstanding shares post-closing of the transaction.

“We have been eager to grow the global footprint of Aditxt’s immune therapeutic and monitoring platforms,” said Amro Albanna, Co-founder and Chief Executive Officer of Aditxt. “We are also excited about this potential transaction, which, if completed, would be a complementary strategic fit with our company.”

About Aditxt:

Aditxt is developing technologies specifically focused on improving the health of the immune system through immune monitoring and reprogramming. Aditxt’s immune monitoring technology is designed to provide a personalized comprehensive profile of the immune system. Aditxt’s immune reprogramming technology is currently at the pre-clinical stage and is designed to retrain the immune system to induce tolerance with an objective of addressing rejection of transplanted organs, autoimmune diseases, and allergies. For more information, please visit: www.aditxt.com

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of federal securities laws. Forward looking statements include statements regarding the Company’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, the Company’s ongoing and planned product and business development; the Company’s intellectual property position; the Company’s ability to develop commercial functions; expectations regarding product launch and revenue; the Company’s results of operations, cash needs, spending, financial condition, liquidity, prospects, growth and strategies; the industry in which the Company operates; and the trends that may affect the industry or the Company. Forward looking statements are not guarantees of future performance and actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, as well as those risks more fully discussed in the section titled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in the Company’s other filings with the Securities and Exchange Commission. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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Media and Investor Relations Contact:

Sunny Uberoi

Chief Communications Officer

Aditxt

ir@aditxt.com

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